Exhibit 10.4
INVESTOR’S RIGHTS AGREEMENT
between
THORATEC CORPORATION
and
HEARTWARE INTERNATIONAL, INC.
Dated as of February 12, 2009

i

INVESTOR’S RIGHTS AGREEMENT
INVESTOR’S RIGHTS AGREEMENT, dated as of February 12, 2009 (this “Agreement”), by and among HEARTWARE INTERNATIONAL, INC., a Delaware corporation (the “Company”), and THORATEC CORPORATION, a California corporation (the “Investor”).
WITNESSETH:
WHEREAS, reference is made to that certain Loan Agreement, dated as of February 12, 2009 among the Company, as borrower, all of the subsidiaries of Company, as guarantors, and the Investor, as lender (as amended, amended and restated, extended or otherwise modified from time to time, the “Loan Agreement”);
WHEREAS, the Convertible Loans are convertible into shares of Common Stock as provided in the Loan Agreement; and
WHEREAS, the parties believe that it is in the best interests of the Company and its stockholders to set forth their agreements on certain matters regarding the Investor’s ownership and rights with respect to Common Stock of the Company beneficially owned by the Investor from and after the time of any conversion of any Convertible Loans.
NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and intending to be legally bound, the parties agree as follows:
1	Definitions
1.1	Definitions of Certain Terms
Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.
For purposes of this Agreement, the following terms have the indicated meanings:
“Agreement” is defined in the preamble to this Agreement.
“ASIC” means the Australian Securities and Investments Commission.
“Board” means the board of directors of the Company.
“Bylaws” means the Bylaws of the Company, as amended from time-to-time (or any similar governing document of any successor).
“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended from time-to-time (or any similar governing document of any successor).
“Common Stock” means the common stock, par value $0.001 per share, of the Company.
“Company” is defined in the preamble to this Agreement.

“Company Indemnified Parties” is defined in Section 5.1.1.
“Convertible Loans” means, collectively, the Convertible Portion of the Loans and any Escrow Funds delivered for conversion in accordance with Section 2.10 or Section 2.11, as applicable, of the Loan Agreement.
“Corporations Act” means the Australian Corporations Act 2001 (Cth), as amended and the Corporations Regulations made under it.
“Definitive Agreement” means the Agreement and Plan of Merger, dated as of February 12, 2009 by and among the Investor, Thomas Merger Sub I, Inc., Thomas Merger Sub II, Inc. and the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.
“Indemnified Party” is defined in Section 5.1.3.
“Indemnifying Party” is defined in Section 5.1.3.
“Investor” is defined in the preamble to this Agreement.
“Investor’s Counsel” is defined in Section 4.3.5.
“Investor Indemnified Parties” is defined in Section 5.1.2.
“Loan Agreement” is defined in the preamble to this Agreement.
“Piggyback Registration Statement” is defined in Section 4.2.1.
“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
“Registrable Securities” means (i) any and all Common Stock issued or issuable from time to time upon conversion of the Convertible Loans and (ii) any Common Stock issued or issuable in respect of the securities described in clause (i) above, or this clause (ii), upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided that, such Common Stock shall cease to be Registrable Securities when a registration statement covering such Common Stock has been declared effective under the Securities Act by the SEC and such Common Stock has been disposed of pursuant to such effective registration statement.
“Registration Expenses” is defined in Section 4.4.1.
“Registration Statement” means a registration statement including the prospectus and other documents filed with the SEC to effect a registration under the Securities Act.
“Resale Effectiveness Period” is defined in Section 4.1.1.

“Resale Shelf Registration Statement” is defined in Section 4.1.1.
“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.
“Subsequent Shelf Registration” is defined in Section 4.1.2.
“Termination Date” means the date, if any, upon which the Definitive Agreement is terminated in accordance with its terms.
1.2	Headings; Table of Contents
Headings and table of contents should be ignored in construing this Agreement.
1.3	Interpretation
The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including”, and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “property” shall be construed to refer to any and all rights and interests in tangible and intangible assets and properties of any kind whatsoever, whether real, personal or mixed, including cash, securities, Equity Interests, accounts and contract rights. The words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any definition of, or reference to, any agreement, instrument or document in this Agreement shall mean such agreement, instrument or document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein).
2 Corporate Governance
2.1	Neither the Certificate of Incorporation nor the Bylaws shall be amended in a manner inconsistent with the terms of this Agreement without the prior written consent of the Investor.
2.2	The Company shall not enter into any contract, agreement or arrangement or take any action which would limit or materially delay the Company’s performance of its obligations hereunder.

3	Legends; Securities Law Compliance
3.1	Each certificate representing Registrable Securities that is restricted stock as defined in Rule 144 under the Securities Act shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.”
3.2	When (i) any Registrable Securities have been registered under the Securities Act and such Registrable Securities have been sold pursuant to such registration or (ii) any Registrable Securities have been sold pursuant to Rule 144 under the Securities Act or are eligible to be sold pursuant to such rule without volume limitations or other restrictions, the holder of such Registrable Securities shall be entitled to exchange the certificate representing such Registrable Securities for a certificate not bearing the legend required by Section 3.1.
4	Registration Rights
4.1	Shelf Registration
4.1.1	If the Company shall receive at any time after the Termination Date a written request from the Investor to file a registration statement on Form S-3 or an equivalent form or forms covering the registration of the Registrable Securities, the Company will use its commercially reasonable efforts to file, within thirty (30) days after the receipt of such request, a registration statement on Form S-3 or any equivalent form or forms (the “Resale Shelf Registration Statement”) and shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable after the filing thereof, and such Resale Shelf Registration Statement (i) will be a “shelf” registration statement providing for the registration, and the sale on a continuous or delayed basis, of all of the Registrable Securities pursuant to Rule 415 under the Securities Act and (ii) will not provide for the registration, and the sale on a continuous or delayed basis, of any Common Stock other than the Registrable Securities. Upon filing a Resale Shelf Registration Statement, the Company will, if applicable, use its commercially reasonable efforts to keep such Resale Shelf Registration Statement effective with the SEC for nine months following the date of the initial effectiveness of the Resale Shelf Registration Statement; provided that such nine month period shall be extended by any period or periods of time during which the Resale Registration Statement (taken together with any Subsequent Shelf Registration) is unavailable for sales of Registrable

Securities, whether as provided in Section 4.1.2, Section 4.5 or otherwise (such nine month period, as extended, the “Resale Effectiveness Period”).
4.1.2	If any Resale Shelf Registration Statement or subsequent Registration Statement (a “Subsequent Shelf Registration”) ceases to be effective under the Securities Act for any reason at any time within the Resale Effectiveness Period, including the expiration thereof, the Company shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement or Subsequent Shelf Registration, respectively, to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Resale Shelf Registration Statement), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Resale Shelf Registration Statement or Subsequent Shelf Registration, respectively, in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Resale Shelf Registration Statement or Subsequent Shelf Registration, respectively, or file an additional registration statement providing for the registration, and the sale on a continuous or delayed basis, of all of the Registrable Securities pursuant to Rule 415 under the Securities Act; provided that such Subsequent Shelf Registration will not provide for the registration, and the sale on a continuous or delayed basis, of any Common Stock other than the Registrable Securities. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (x) cause such Subsequent Shelf Registration to become effective under the Securities Act as soon as reasonably practicable after such filing and (y) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective with the SEC at all times during the Resale Effectiveness Period. Any such Subsequent Shelf Registration shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. For the avoidance of doubt, the Company shall not be required to maintain a Resale Shelf Registration Statement or Subsequent Shelf Registration after the end of the Resale Effectiveness Period.

4.1.3	If for any reason the Company is unable to qualify as a registrant to register the Registrable Securities on Form S-3 or any equivalent form or forms or any similar registration in accordance with Section 4.1.1 or Section 4.1.2, as applicable, the Company shall use commercially reasonable efforts to file a registration statement on Form S-1 or any equivalent form or forms within thirty (30) days of such failure to qualify in order to provide for the registration of such Registrable Securities for resale by the Investor in accordance with any reasonable method of distribution elected by the Investor.

4.1.4	If the Investor intends that any Registrable Securities covered by any registration pursuant to Section 4.1 shall be distributed by means of an underwritten offering, the Investor will so advise the Company. In such event, the managing underwriter to administer the offering will be chosen by the Investor, subject to the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. Unless otherwise mutually agreed by the Company and the Investor, the Company and the Investor shall enter into an underwriting agreement in such reasonable and customary form as shall have been negotiated and agreed to by the Company with the underwriter or underwriters selected for such underwriting. If the Investor disapproves of the terms of the underwriting, the Investor may promptly elect to withdraw therefrom by written notice to the Company and the managing underwriter.

4.1.5	If the managing underwriter in any underwritten offering pursuant to this Section 4.1, advises the Company that in its reasonable opinion the number of securities requested by the Investor to be included in such distribution exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Investor will include in such distribution only such number of securities that in the reasonable opinion of such underwriter can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price).

4.1.6	Notwithstanding the foregoing, if the Company shall furnish to the Investor a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be detrimental to the Company and its stockholders for such Resale Shelf Registration Statement to be filed, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request by the Investor; provided, however, that the Company shall not register any securities for the account of itself or any other stockholder during such sixty (60) day period.

4.1.7	In addition, the Company shall not be obligated to effect or to take any action to effect, any registration pursuant to this Section 4.1 after the Company has effected one (1) registration pursuant to this Section 4.1; provided, however, that such registration has been declared or ordered effective and has been available for sales of Registrable Securities for the entire Resale Effectiveness Period.
4.2	Piggyback Registrations
4.2.1	Whenever the Company proposes to register any of its Common Stock in connection with an underwritten public offering of such securities solely for cash, other than a registration on Form S-4 or Form S-8 (or any successor form), and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities by the Company, the Company will give prompt written notice to the Investor of its intention to effect such a registration (but in no event less than ten (10) Business Days prior to the anticipated filing date) and, subject to Section 4.2.3, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein from the Investor within ten (10) Business Days after the date of the Company’s notice (a “Piggyback Registration Statement”). The Investor may withdraw its Registrable Securities from such Piggyback Registration Statement by giving prompt written notice to the Company and the managing underwriter, if any, on or before the fifth (5th) Business Day prior to the planned effective date of such Piggyback Registration Statement. The Company may terminate or withdraw any registration under this Section 4.2.1 prior to the effectiveness of such registration, whether or not the Investor has elected to include Registrable Securities in such registration.
4.2.2	The right of the Investor to registration pursuant to this Section 4.2 will be conditioned upon the Investor’s participation in the underwriting and the inclusion of the Investor’s Registrable Securities in the underwriting, and the Company and the Investor will (together with any other Persons distributing their securities through such underwriting) enter into an underwriting agreement (including all reasonable and customary questionnaires, powers of attorney, indemnities, lock-up letters and other documents required under the terms of such underwriting agreement) in such reasonable and customary form as shall have been negotiated and agreed to by the Company with the underwriter or underwriters selected for such underwriting by the Company. If the Investor disapproves of the terms of the underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

4.2.3	If the managing underwriter in any underwritten offering pursuant to a Piggyback Registration Statement advises the Company that in its sole and reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration only such number of securities that in the reasonable opinion of such underwriter can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Securities of the Investor and any other securities of the Company that have been requested by other holders of Common Stock having registration rights to be so included, on a pro rata basis, up to the maximum number of securities the managing underwriter advises the

Company may be sold without adversely affecting the marketability of such offering.
4.3	Registration Procedures
Whenever any Registrable Securities are to be registered pursuant to Section 4.1, the Company will use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto. The Company shall, without limitation of its other obligations set forth in this Agreement:
4.3.1	Prepare and file, within thirty (30) days after receipt by the Company of a request by the Investor to file with the SEC a Registration Statement with respect to such Registrable Securities required to be filed pursuant to Section 4.1, together with any notices or regulatory filings required to be made in connection therewith (including filing a copy of the Registration Statement and any amendments or supplements thereto, with ASX), and thereafter use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable after the filing thereof (with a copy of the Registration Statement once effective to be lodged with ASIC if required); provided that, before filing a Registration Statement or any amendments or supplements thereto, the Company will, at the Company’s expense, furnish or otherwise make available to the Investor and the Investor’s Counsel copies of all such documents proposed to be filed and such other documents reasonably requested by the Investor and the Investor’s Counsel, which documents will be subject to the review and/or reasonable comment, as applicable, of the Investor and the Investor’s Counsel, including any comment letter from the SEC with respect to such filing or the documents incorporated by reference therein and any response to such comment letter, and provide the Investor and the Investor’s Counsel reasonable opportunity to participate in the preparation of such Registration Statement and the opportunity to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s financial books and records, officers, accountants and other advisors, as the Investor or the Investor’s Counsel may reasonably request; provided, that, it shall be a condition to such review of such information that the inspecting person enter into a customary confidentiality agreement in form and substance reasonably satisfactory to the Company;

4.3.2	Prepare and file with the SEC (with a copy to be lodged with ASIC if required) such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than, if such Registration Statement is a Piggyback Registration Statement relating to an underwritten offering, such period as, based upon the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act) or (ii) continuously in the case of shelf registration statements, including the Resale Shelf Registration Statement and any Subsequent Shelf Registration, and any shelf registration statement, including the Resale Shelf Registration Statement and any Subsequent Shelf Registration, shall be re-filed upon its expiration (or in each case, such shorter period ending on the date that the securities covered by such shelf registration statement cease to constitute Registrable Securities), and cause the related prospectus to be supplemented by any prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; provided that the Company shall not be required to maintain a Resale Shelf Registration Statement or Subsequent Shelf Registration after the end of the Resale Effectiveness Period;
4.3.3	Furnish to the Investor, and each managing underwriter, if any, such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 under the Securities Act), all exhibits and other documents filed therewith and such other documents as the Investor or such managing underwriter may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by the Investor, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Authority relating to such offer;

4.3.4	Use commercially reasonable efforts to register or qualify (or exempt from registration or qualification) such Registrable Securities, and keep such registration or qualification (or exemption therefrom) effective, under such other securities or blue sky laws of such United States jurisdictions as the Investor reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Investor (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection or (ii) consent to general service of process in suits or to taxation in any such jurisdiction);
4.3.5	Notify the Investor, the outside counsel to the Investor (the “Investor’s Counsel”) and the managing underwriter(s), if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event that makes, any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing or that otherwise requires the making of any changes in such Registration Statement, prospectus or documents;

4.3.6	Notify the Investor, the Investor’s Counsel and the managing underwriter(s), if any, (i) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose, to the extent that it is aware of such proceedings and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

4.3.7	Upon the occurrence of an event contemplated in Section 4.3.5 or in Section 4.3.6(ii), 4.3.6(iii) or 4.3.6(iv), as soon as reasonably practicable, (i) prepare and furnish to the Investor a reasonable number of copies of a supplement or amendment to the Registration Statement or supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading and that, in the case of any prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement therein, in light of the circumstances in which they were made, not misleading or (ii) advise the Investor in writing that the Registration Statement may be used for the sale of Registrable Securities;

4.3.8	Use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which Common Stock issued by the Company is then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the NASDAQ Global Market;

4.3.9	Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

4.3.10	Enter into such customary agreements (including underwriting agreements and lock-up agreements in customary form (excluding any lock-up of Registrable Securities), including provisions with respect to indemnification and contribution in customary form) and take all such other customary actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

4.3.11	In connection with any underwritten offering, make such representations and warranties to the Investor and the managing underwriter(s), if any, with respect to the business of the Company and the Company’s Subsidiaries, and the Registration Statement, prospectus, and documents incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the issuer in underwritten offerings, and, if true, make customary confirmations of the same if and when reasonably requested;

4.3.12	If requested by the Investor, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Investor or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

4.3.13	In the case of certificated Registrable Securities, cooperate with the Investor and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from the Investor that the Registrable Securities represented by the certificates so delivered by the Investor will be transferred in accordance with the Registration Statement and applicable law, and enable such Registrable Securities to be in such denominations and registered in such names as the Investor or managing underwriters, if any, may request at least two (2) Business Days prior to any sale of such Registrable Securities;

4.3.14	Make available for inspection by the Investor and the Investor’s Counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Investor or underwriter, to the extent reasonably necessary and solely for conducting customary due diligence, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, provided that, it shall be a condition to such inspection and receipt of such information that the inspecting person enter into a customary confidentiality agreement in form and substance reasonably satisfactory to the Company;

4.3.15	Otherwise use its commercially reasonable efforts to comply with (i) all applicable rules and regulations of the SEC, (ii) all applicable Australian securities laws (including any ASIC class orders, policies and requirements), including the lodgment of any effective Registration Statement with ASIC, with an Australian offer document if required, and (iii) all applicable rules and regulations of any applicable securities exchange, including while the Company is admitted to the official list of ASX, the listing rules of the ASX, including (A) notifying ASX of the issue of the Registrable Securities in the form of an Appendix 3B and (B) if any of the Registrable Securites were issued in reliance on an exception in section 708 of the Corporations Act, providing the ASX with a notice that complies with section 708A(6) of the Corporations Act in respect of the Registrable Securities;

4.3.16	Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (which need not be audited);

4.3.17	In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every commercially reasonable effort to promptly obtain the withdrawal of such order;

4.3.18	In connection with any underwritten offering, obtain one or more comfort letters, addressed to the underwriters, if any, dated the effective date of such Registration Statement and the date of the closing under the underwriting agreement for such offering, signed by the Company’s independent registered public accountants (and if necessary, any other independent registered public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as such underwriters shall reasonably request;

4.3.19	In connection with any underwritten offering, provide legal opinions of the Company’s counsel, addressed to the underwriters, if any, dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto as the underwriter shall reasonably request in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

4.3.20	Obtain any required regulatory approval necessary for the Investor to sell its Registrable Securities in an offering, other than regulatory approvals required solely as a result of the nature of the Investor.
As a condition to registering Registrable Securities, the Company may require the Investor to furnish the Company with such information (including information regarding the Investor, the Registrable Securities held by the Investor and the intended method of distribution) reasonably necessary to comply with the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.
4.4	Registration Expenses
4.4.1	Except as otherwise provided in this Agreement, all fees, costs and expenses incidental to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, expenses incurred in connection with any road show, and fees, costs and expenses of counsel for the Company and all independent certified public accountants and other persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are required to be listed hereunder. The Investor shall pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities by the Investor hereunder and any other Registration Expenses required by law to be paid by the Investor, provided that, in the event of a registration of Registrable Securities pursuant to a Piggyback Registration Statement, such underwriting discounts, selling commissions and transfer taxes shall be payable by the Company and the holders of securities listed in such Piggyback Registration Statement pro rata on the basis of the amount of proceeds received from the sale of such securities so registered and sold in such sale.

4.4.2	In connection with any registration, the Company will reimburse the Investor for its reasonable costs, fees and expenses (other than underwriters’ discounts and commissions), including the reasonable fees and disbursements of the Investor’s Counsel.
4.5	Discontinuance of Use of Prospectus
4.5.1	The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.3.5, Section 4.3.6(ii), Section 4.3.6(iii) and Section 4.3.6(iv), the Investor will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until the Investor receives copies of a supplemented or amended prospectus as contemplated by Section 4.3.7 or until the Company advises the Investor in writing that the disposition of the Registrable Securities may resume.

4.5.2	Notwithstanding any other provision of this Agreement, if the Board of Directors of the Company has determined in good faith that (i) the disclosure necessary for continued use of the prospectus or Registration Statement by the Investor could be materially detrimental to the Company or (ii) the Company is undergoing, or the Board of Directors of the Company has determined in good faith to evaluate whether there is a need for, a restatement of its audited financial statements and, as a result thereof, the Company’s historical financial statements included or incorporated by reference (or to be included or incorporated by reference) in the Registration Statement or prospectus may not be relied upon (or the Company believes that it may so determine), then the Company shall have the right not to file or not to cause the effectiveness of any registration covering any Registrable Securities and to suspend the use of the prospectus and the Registration Statement covering any Registrable Security for such period of time as (x) its use could be materially detrimental to the Company or (y) is reasonably necessary to complete such restatement, in either case by delivering written notice of such suspension to the Investor; provided, however, that during the Resale Effectiveness Period, the Company may exercise the right to such suspension not more than twice and for not more than an aggregate of 90 days. From and after the date of a notice of suspension under this Section 4.4.1, the Investor agrees not to use the prospectus or Registration Statement until the earlier of (1) notice from the Company that such suspension has been lifted or (2) the day following the 60th day of suspension.
4.6	Rule 144
The Company will use its commercially reasonable efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of the

Investor, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will take such further action as the Investor may reasonably request, to the extent required from time to time to enable the Investor to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such information requirements, and, if not, the specifics thereof.
4.7	Additional Interest
In the event the Company fails to file the Resale Shelf Registration Statement within sixty (60) days of receipt by the Company of a request from the Investor pursuant to Section 4.1.1 (or ninety (90) days to the extent the Company exercises its righs under Section 4.1.6), the Company will pay to the Investor (i) if prior to the Maturity Date, on the next applicable Interest Payment Date, an amount equivalent to 0.5% per annum on the principal amount of the Convertible Loans that have been converted into Registrable Securities and (ii) if from and after the Maturity Date, on the last day of each fiscal month of the Company, 1.0% per annum on the principal amount of the Convertible Loans that have been converted into Registrable Securities, in each case, for each day that such filing is late.
5	Indemnification
5.1.1	The Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless the Investor, the Investor’s officers, directors, partners and members, and each person controlling the Investor within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (ii) any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or other federal or state securities laws applicable to the Company in connection with any such registration, qualification or compliance, and, in each such case, the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case. The indemnity agreement contained in this Section 5.1.1 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable to the Company Indemnified Parties in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of a Company Indemnified Party or (ii) in the case of a sale directly by the Investor of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by the Investor engaging in a distribution solely on behalf of the Investor), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus delivered to the Investor prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability, and the Investor failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.
5.1.2	The Investor will, if Registrable Securities held by the Investor are included in the securities as to which such registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners and members, each underwriter, if any, of the Company’s securities covered by such a registration, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Investor Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent, but only to the extent, that such untrue statement (or alleged untrue statement)

or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor and stated to be specifically for use therein, or (ii) any violation by the Investor of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities law applicable to the Investor in connection with such registration, qualification or compliance, and in each such case the Investor will reimburse each of the Investor Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case, provided, however, that in no event shall any indemnity under this Section 5.1.2 payable by the Investor exceed the amount by which (x) the net proceeds actually received by the Investor from the sale of Registrable Securities included in such registration exceeds (y) the amount of any other losses, expenses, settlements, damages, claims and liabilities that the Investor has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The indemnity agreement contained in this Section 5.1.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Investor be liable to any Investor Indemnified Party for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.
5.1.3	Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to participate or to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 5 only to the extent that the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 5 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. The indemnification set forth in this Section 5 shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.
5.1.4	If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in the last sentence of this Section 5.1.4, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 5.1.4 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5.1.4. In no event shall the Investor’s contribution obligation under this Section 5.1.4 exceed (i) the amount by which the net proceeds actually received by the Investor from the sale of Registrable Securities included in such registration exceeds (ii) the amount of any other losses, expenses, settlements, damages, claims and liabilities that the Investor has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
5.1.5	Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.
6	Miscellaneous
6.1	Notices
6.1.1	Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
6.1.1.1	if to the Company to:
HeartWare International, Inc.
14000-14050 NW 57th Court
Miami Lakes, FL 33014
Attention: David McIntyre
Fax: (305) 818-4123
Email: dmcintyre@heartwareinc.com
with a copy (which shall not constitute notice) to:
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention: Clare O’Brien
               Robert M. Katz
Fax: (212) 848-7179
6.1.1.2	if to the Investor to:
Thoratec Corporation
6035 Stoneridge Drive
Pleasanton, CA 94588
Attention: Gary Burbach

Fax: (925) 264-4341
Email: gary.burbach@thortec.com
with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
Attn: Charles K. Ruck
Tad J. Freese
Fax: (714) 755-8290
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by fax shall be deemed to have been given when sent with confirmation of receipt; provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
6.1.2	Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto in accordance with the provisions hereof.
6.2	Termination
This Agreement shall be effective as of the date hereof and shall terminate with respect to the Investor with respect to all provisions (other than Section 4, Section 5 or Section 6), unless otherwise provided herein, on the date on which (i) no Loans remain outstanding and/or available for Borrowing and no amounts remain in the Escrow Account and (ii) there cease to be any Registrable Securities outstanding.
6.3	Governing Law
THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.
6.4	Submission to Jurisdiction
6.4.1	The Company and the Investor each irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
6.4.2	The Company and the Investor each irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, New York, New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

6.4.3	Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
6.5	Waiver of Jury Trial
EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5.
6.6	Severability
In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6.7	Entire Agreement
This Agreement, the other Loan Documents, the Definitive Agreement and the other documents contemplated hereby and thereby constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, the other Loan Documents, the Definitive Agreement and the other documents contemplated hereby and thereby. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of the Investor) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
6.8	Amendment and Waiver
6.8.1	No failure or delay of the Investor in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Investor hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by Section 6.8.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

6.8.2	Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Investor.
6.9	Successors and Assigns
6.9.1	This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

6.9.2	The Company shall not assign any or all of its rights or obligations under this Agreement without the prior written consent of the Investor.

6.9.3	All or a portion of the rights and obligations of the Investor under this Agreement in proportion, and to the extent applicable, to the Loans, Commitments, Escrow Funds or Registrable Securities so transferred or assigned may be assigned to a transferee or assignee in connection with any transfer or assignment of Loans, Commitments, Escrow Funds or Registrable Securities under the Loan Agreement; provided, however, that (a) such transfer must otherwise be effected in accordance with applicable securities laws, (b) prior written notice of such assignment is given to the Company, (c) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (d) such transferee or assignee agrees to be bound by, and subject to, this Agreement with respect to the rights and obligations so assigned to the same extent as the Investor, pursuant to a written instrument in form and substance reasonably acceptable to the Company. In the event any transfer of rights and obligations pursuant to this Agreement occurs, the transferee or assignee shall be treated as the Investor for all purposes hereunder with respect to such rights and obligations so assigned and each reference to the “Investor” herein shall be deemed to be a reference to the Investor taken together with such assignee or transferee, mutatis mutandis, and any rights exercisable, or determination or appointments to be made, by the Investor hereunder shall be exercisable by the holders of a majority of the Registrable Securities hereunder at the time such determination is made. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

6.10	No Third-Party Beneficiaries
Nothing in this Agreement is intended to or shall confer any rights or benefits upon any Person other than the parties hereto.

6.11	Expenses
Except as provided in Section 4.4, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses.
6.12	Binding Effect
This Agreement shall become effective when it shall have been executed by each of the parties hereto and thereto and when the Investor shall have received counterparts hereof and thereof which, when taken together, bear the signatures of each of the other parties hereto and thereto.
6.13	Counterparts
This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 6.12. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
HEARTWARE INTERNATIONAL, INC., as the Company

By:	/s/ Douglas Godshall
Name:	Douglas Godshall
Title:	President and Chief Executive Officer

THORATEC CORPORATION, as the Investor

By:	/s/ Gerhard F. Burbach
Name:	Gerhard F. Burbach
Title:	President and Chief Executive Officer